DECEMBER 2025 Exhibit 99.1

This Management Presentation (this “Presentation”) is the property of Vince Holding Corp. and its subsidiaries (collectively, “Vince” or the “Company”). By accepting this Presentation, the recipient acknowledges that it has read, understood and accepted the terms of this disclaimer. This Presentation is not a formal offer to sell or solicitation of an offer to buy the Company’s securities. Information contained in this Presentation should not be relied upon as advice to buy or sell or hold such securities or as an offer to sell such securities. No representation or warranty, express or implied, is or will be given by the Company or its affiliates, directors, officers, partners, employees, agents or advisers or any other person as to the accuracy, completeness, reasonableness or fairness of any information contained in this Presentation and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements relating thereto. By acceptance of this Presentation, each recipient agrees not to copy, reproduce or distribute to others the Presentation, in whole or in part, without the prior written consent of the Company, and will promptly return this Presentation to the Company upon request.   This Presentation may contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact or relating to present facts or current conditions included in this presentation are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “target,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including those as set forth from time to time in our Securities and Exchange Commission (the “SEC”) filings, including those described in our Annual Report on Form 10-K under “Item 1A – Risk Factors” filed with the SEC on May 2, 2025. Any forward-looking statement made by the Company in this Presentation speaks only as of the date on which it is made. Except as may be required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.  Market data and industry information used in this presentation are based on independent industry surveys and publications and other publicly available information prepared by third party sources. Although the Company believes that these sources are reliable as of their respective dates, it has not verified the accuracy or completeness of this information from independent sources. Disclaimer

Company overview

Established in 2002, Vince Holding Corp. is a global retail company that operates the Vince brand women’s and men’s ready-to-wear business. Vince has crafted understated luxury with a California-inspired ease, embodying the aspirational, laid-back lifestyle and optimism of the west coast. Our pieces continue to move through seasons, occasions, and phases of one’s life with ease, and most importantly, help them feel their most comfortable and confident – the truest luxury. Today, we sell in over 70 countries across wholesale and DTC channels. We are available in over 800 Wholesale locations, and we operate 46 full price locations, 14 outlet locations and our e-commerce site, vince.com Vince Holding Corp.

Vince Holding Corp. operates the Vince brand women’s and men’s ready-to-wear business through a strategic partnership with Authentic Brands Group with an exclusive, long-term license agreement with ABG Vince, which holds the Vince brand IP.    Vince Holding Corp. owns 25% of ABG Vince through its operating subsidiary and Authentic Brands Group owns 75%.  Vince Holding Corp. makes royalty payments to ABG Vince for its use of the Vince brand IP and receives quarterly distributions on its 25% ownership stake.    The partnership has strengthened Vince Holding Corp.'s financial position and has enabled it to benefit from the expanding portfolio of product offerings under the Vince brand.  Illustrative Partnership Structure Vince Holding Corp (Nasdaq: VNCE) Authentic Brands Group ABG Vince Vince Brand Intellectual Property (“IP”) 25% Stake in ABG Vince 75% Stake in ABG Vince Royalty Payments Quarterly Cash Distribution Strategic Partnership with Authentic Brands Group Men’s Tailored Clothing Handbags, small leather goods, & belts Footwear Other Vince IP Licensees

Q3 Fiscal 2025 highlights

Q3 Fiscal 2025 Results Summary +6.2% Total Net Sales Growth vs. Q3 FY24 6.4% Operating Income as % of Net Sales 7.6% Adjusted EBITDA1 as % of Net Sales Delivered Q3 Fiscal 2025 results well above prior expectations with broad-based strength across segments and channels. Total Net Sales growth driven by +6.7% Wholesale sales growth and +5.5% Direct-to-Consumer sales growth Gross Profit increased 4.6% to $41.9M; Gross Margin Rate contracted 80 bps vs. Q3 FY24 driven by higher tariffs and increased freight costs partially offset by lower product costing and higher pricing and lower discounting SG&A increased 6.3% to $36.5M primarily by increased incentive compensation given performance and investments in marketing; As a percent of sales SG&A was flat vs. Q3 FY24 Operating Income was $5.4 million vs. $5.8 million in Q3 FY24. Adj. EBITDA1 was $6.5 million vs. $7.4 million in Q3 FY24. 1 Non-GAAP financial measures; see Appendix for reconciliation to GAAP financial measures

Q3 Fiscal 2025 Business Highlights Launched drop-ship capabilities on e-commerce site Refreshed e-commerce site with more modern, creative elements and enhanced site merchandising leveraging AI-generated video content Marketing investments in mid-funnel marketing drove triple-digit growth in e-commerce site traffic & supported full price new customer acquisition Strong acceptance to strategic price increases and product assortments resonated across both women’s and men’s Continued to leverage strong wholesale partnerships and direct-to-consumer store fleet through remodels and new openings

Q4 and full year Fiscal 2025 outlook

Q4 and Full Year Fiscal 2025 Outlook Net Sales Growth +3% to +7% vs. $80.0M Q4 FY24 Q4 Fiscal 2025 Full Year Fiscal 2025 Adj. Op. Income as % of Net Sales 0% to 2% vs. 3.1% Q4 FY241 Net Sales Growth +2% to +3% vs. $293.5M FY24 Adj. Op. Income as % of Net Sales 2% to 3% vs. 2.5% FY241 The company experienced a strong start to Q4 with a record holiday weekend sales performance in the direct-to-consumer segment. The Q4 Fiscal 2025 outlook expects the momentum in the direct-to-consumer segment to continue with sales growth outpacing total company sales growth of 3% to 7%. Q4 Fiscal 2025 outlook assumes approximately $4 to $5 million of estimated incremental tariff costs which is expected to be partially offset through mitigation strategies. Full Year Fiscal 2025 outlook assumes approximately $8 to $9 million of estimated incremental tariff costs. Adj. EBITDA as % of Net Sales 2% to 4% vs. 6.7% Q4 FY241 Adj. EBITDA as % of Net Sales 4% to 5% vs. 4.8% FY241 1 See Appendix for reconciliation of Q4 FY24 and FY24 Non-GAAP financial measures to GAAP financial measures

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